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                                                                   EXHIBIT 10.57

                         SUBORDINATED PROMISSORY NOTE

$5,000,000                                                  Date:  June 12, 2001
                                                            Due:   June 13, 2004

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, Nutrition For Life International, Inc., a Texas corporation (the "Company") hereby promises to pay to the order of Advanced Nutraceuticals, Inc. (the "Payee") at 7315 East Peakview Avenue, Englewood, Colorado 80111 or such other place of payment as Payee may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Five Million Dollars ($5,000,000) together with interest on the unpaid balance of such amount at a floating rate equal to the Prime Rate (as defined in the Additional Terms and Conditions attached hereto and made a part hereof as if fully set forth herein) plus 50/100% (.50%) per annum from the date of this Subordinated Promissory Note (the "Note"). The Maturity Date of the Note shall be June 13, 2004, except as provided in the Additional Terms and Conditions.

Payments shall be applied first to accrued interest and then to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

To the fullest extent permitted by applicable law, the Company waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note; (b) all rights to notice and a hearing prior to the Payee's taking possession or control of, or to Payee's replevy, attachment or levy upon, the Collateral securing this Note, or any bond or security that might be required by any court prior to allowing the Payee to exercise any of its remedies; and (c) the benefit of all valuation, appraisal, and exemption laws.

The Company acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

The Company agrees to pay to the Payee all fees and expenses described in the Additional Terms and Conditions.

Upon the occurrence of any one or more of the Events of Default specified in the Additional Terms and Conditions, all amounts then remaining unpaid on this Note shall become or may be declared to be, immediately due and payable, all as provided therein.

The payment of the principal of and interest on this Note is subordinated in right of payment of the principal of and interest on the "Senior Indebtedness" of the Company. Senior Indebtedness shall mean any present and future debts and obligations of the Company, due or to become due, owed by the Company to a senior secured institutional lender such as General Electric Capital Corporation or similar secured lender (the "Senior Lender"). The liens and security interests securing this Note are subordinated and inferior to any and all liens and security interests which secure the Senior Indebtedness, whether now existing or hereafter arising in favor of the Senior Lender.
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IN WITNESS WHEREOF, the Company has executed this Note on the day and year first above written.

                                       NUTRITION FOR LIFE INTERNATIONAL, INC.

                                       9101 Jameel
                                       Houston, Texas  77040


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________


ACCEPTED:

ADVANCED NUTRACEUTICALS, INC.
7315 East Peakview Avenue
Englewood, Colorado 80111

By: ______________________________
Name: ____________________________
Title: ___________________________

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                    NUTRITION FOR LIFE INTERNATIONAL, INC.
                         SUBORDINATED PROMISSORY NOTE
                        ADDITIONAL TERMS AND CONDITIONS

     These Additional Terms and Conditions are attached to and shall be made a part of the Subordinated Promissory Note of Nutrition For Life International, Inc. (the "Company") payable to Advanced Nutraceuticals, Inc. (the "Payee") dated June 12, 2001 (the "Note"), as if incorporated therein:

     1. Amortization Schedule. The Note shall amortize in equal quarterly principal installments of $125,000, payable on the first day of each quarter beginning September 30, 2001, with a balloon payment of the remaining outstanding balance on June 13, 2004. Interest shall be payable on the outstanding balance in arrears for the preceding three months on the thirtieth (30/th/) day of the months of June, September, December and March, commencing June 30, 2001, and if any interest accrues or remains payable after June 13, 2004, upon demand by the Payee. Interest payable on June 30, 2001 shall be for the period from June 13, 2001 to June 30, 2001. Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rate shall automatically be increased by 2 percentage points (2%) per annum (such increase rate, the "Default Rate"), and all payments due pursuant to this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate. If any interest or other payment to Payee under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. "Business Day" shall exclude Saturdays, Sundays and legal holidays in the State of Texas.

     2. Prepayment. The principal amount of this Note may be prepaid by the Company, in whole or in part, without premium or penalty, at any time.

     3. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Note, the Company grants to the Payee a security interest and lien upon all of the Company's personal property, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, as more fully set forth in the Security Agreement executed and delivered concurrent with this Note by the Company to the Payee.

     4.   Subordination. The payment of the principal of and interest on this
Note is subordinated in right of payment of the principal of and interest on the "Senior Indebtedness" of the Company. Senior Indebtedness shall mean any present and future debts and obligations of the Company, due or to become due, owed by the Company to a senior secured institutional lender such as General Electric Capital Corporation or similar secured lender (the "Senior Lender"). The liens and security interests securing this Note are subordinated and inferior to any and all liens and security interests which secure the Senior Indebtedness, whether now existing or hereafter arising in favor of the Senior Lender.

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     5.   Representations, Warranties, and Covenants.  To induce the Payee to enter into the Note and to finalize the Contemplated Transactions as that term is defined in the Stock Purchase Agreement, dated December 29, 2000 (the "Agreement"), which includes the Company and the Payee as Parties, the Company represents and warrants to the Payee (each of which representations and warranties shall survive the execution and delivery of this Note), and promises to and agrees with the Payee until the full payment of all amounts owed pursuant to the Note, as follows:

          (a) The Company is and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own and use, and to perform all its obligations under material contracts, (ii) duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect, and (iii) in compliance with all material requirements of law and all material contractual obligations, except to the extent failure to comply therewith could not reasonably be expected to have a material adverse effect;

          (b) The execution, delivery and performance by NFLI of this Note, (i) are and will continue to be within the Company's power and authority, (ii) have been and will continue to be duly authorized by all necessary or proper action,
(iii) are not and will not be in violation of any material requirement of law or material contractual obligation of the Company, (iv) do not and will not result in the creation or imposition of any lien upon any of the Collateral, except for the lien granted pursuant to the Senior Indebtedness.

          (c) The Company (i) shall conduct a network marketing business substantially as now conducted and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (ii) shall at all times maintain, preserve and protect all of the property used or useful in the conduct of the Company's business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

          (d) The Company (i) owns and will own assets the fair saleable value of which are (a) greater than the total amount of its liabilities (including contingent liabilities) and (b) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due;

          (e) Within 45 days following the end of each fiscal quarter, the Company shall deliver to the Payee an unaudited balance sheet and operating statement for such quarter accompanied by a certification from the Chief Executive Officer or Chief Financial Officer of the Company that such financial statements are complete and correct, that there was no Event of Default (or specifying those Events of Defaults of which he or she was aware) and, within 90 days,

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following the close of each of the Company's fiscal years, the financial statements for such fiscal years certified without qualification by an independent certified accounting firm;

          (f) The Company will not make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Note or could reasonably be expected to have a material adverse effect or sell, transfer, or otherwise dispose of any of its material assets or properties (except in the ordinary course of business), or merge with or consolidate with any other entity if a "Change in Control" (as defined below) would occur.

     6. Events of Default. If one or more of the following events shall occur:

          (a) The Company shall fail to make any payment in respect of this Note when due and payable or declared due and payable; or

          (b) The Company shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements or conditions or other terms or provisions contained in Section 5 of this Agreement and such breach is not remediable or, if remediable, continues unremedied for a period of five Business Days after the earlier to occur of the date on which such breach is known or reasonably should have been known to any officer of the Company and the date on which Payee shall have notified the Company of such breach; or

          (c) An event of default shall occur under the loan documents related to the Senior Indebtedness;

          (d) The Company files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute (the "Code") or the entry by a court of competent jurisdiction of a decree or order adjudging the Company a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Code or appointing a receiver, trustee or other similar official of the Company of all or substantially all of its assets, or ordering up the winding up or liquidation of its affairs, and the continuation of such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (e) The institution by the Company or the consent to the institution by the Company of proceedings to adjudicate the Company a bankrupt or insolvent or the filing or consent by the Company to the filing of a petition or answer seeking reorganization or relief under the Code, the consent by the Company to the appointment of a receiver, trustee or other similar official of the Company or of any substantial part of its property, or an assignment by the Company for the benefit of creditors;

          (f) A "Change of Control" of NFLI shall have occurred. A "Change of Control" shall mean any change in the composition of NFLI's shareholders which would result in any shareholder or group acquiring 49.9% or more of any class of stock of NFLI, or that any person (or group of persons acting in concert) shall otherwise acquire, directly or indirectly, the power to elect a majority of the board of directors of the Company or otherwise direct the

                                      -5-
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management or affairs of the Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise; then the Payee of this Note may, without notice to the Company, declare the entire unpaid principal of and accrued and unpaid interest on this Note to be due and payable and, upon such declaration, the same shall become due and payable forthwith without further demand or notice, the payment on such declaration, however, being subject to the subordination provisions of this Note, and any other subordination agreements now or hereafter in effect by and among the Company, the Payee and the holders of the Senior Indebtedness and, subject thereto, may exercise any rights and remedies provided to the Payee under this Note or the Security Agreement, or at law or in equity, including all remedies provided under the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas.

     7. Notices. Any notice or other communication given hereunder shall be given in writing and sent by overnight courier or registered or certified mail, return receipt requested, addressed to the Company or the Payee at their respective addresses as set forth in the Note. Notices shall be deemed to have been given three business days after the date of mailing or one business day after delivery to an overnight courier. The address for notices for any party may be changed by notice given pursuant to this Section 7.

     8. Governing Law. This Note and its validity, construction and performance shall be governed in all respects by the laws of the State of Texas.

     9. Miscellaneous. All powers and remedies given by this Note to the Payee shall, to the extent permitted by law, be deemed cumulative and not exclusive of any power or remedy or of any other powers and remedies available to the Payee, by judicial proceedings or otherwise, to enforce the performance or observance of the agreements contained in this Note. No delay or omission of the Payee to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence thereof. The Company waives presentment for payment, protest, the filing of suit or the taking of any other action for the purpose of fixing its liability for payment of the Note.

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